ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
[signature]	20070559221-63
Ross Miller	Filing Date and Time
Secretary of State	08/13/2007 8:00 AM
State of Nevada	Entity Number
	C11924-1997

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.0955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal to Certificate of Designation for Nevada Profit Corporations

(Pursuant to NRS 78.1955(6))

1. Name of corporation:

Most Home Corp.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

"The undersigned, being all of the members of the Board of Directors of MOST HOME CORP., a Nevada corporation (the "Corporation"), do hereby consent in writing, pursuant to NRS 78.315 and the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, to the adoption of the following resolution, effective June 29, 2007:

WHEREAS, there are no Series B Preferred Stock outstanding as of the date hereof.

WHEREAS, upon filing of a Certificate of Withdrawal and payment of the fee required pursuant to NRS 78.765, the certificate of designation regarding the Series B Preferred Stock is eliminated from the articles of incorporation.

RESOLVED, that this Corporation, pursuant to NRS 78.1955(6), file a Certificate of Withdrawal of Certificate of Designation to withdraw a series of preferred stock designated as Series B Preferred Shares filed on October 12, 2001 with the Nevada Secretary of State."

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Officer Signature **(Required):** **X** [signature]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.